Exhibit 99.1

Anixter International Inc. Announces Definitive Agreement to be Acquired by Clayton, Dubilier & Rice

•	Anixter shareholders to receive $81.00 per share in cash

•	Total enterprise value of approximately $3.8 billion including net debt

•	Transaction implies a 27% premium over the 90-day volume-weighted average share price

GLENVIEW, Ill.--(BUSINESS WIRE) October 30, 2019 - Anixter International Inc. (NYSE: AXE), a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions, has entered into a definitive agreement with an affiliate of Clayton, Dubilier & Rice (“CD&R”) to be acquired in an all cash transaction valued at approximately $3.8 billion. The transaction will result in Anixter becoming a private company and is expected to close by the end of the first quarter of 2020.
Under the terms of the merger agreement, CD&R-managed funds will acquire all of the outstanding shares of Anixter common stock for $81.00 per share in cash. This represents a premium of approximately 13% over Anixter’s closing price on October 29, 2019, and a premium of approximately 27% over the 90-day volume-weighted average price of Anixter’s common stock for the period ended October 29, 2019.
“We believe this transaction is in the best interest of Anixter and our stockholders,” said Bill Galvin, Anixter’s President and Chief Executive Officer. “After careful and thorough analysis, together with our independent advisors, our Board of Directors unanimously approved this transaction with CD&R, which has a strong reputation and a track record of success in helping industrial distributors, like Anixter, prosper and grow. We are also pleased that this transaction appropriately recognizes the value of Anixter’s customer relationships, technology and solutions, financial management and global market position. It’s a great outcome for Anixter’s employees, customers and partners. As a private company, we believe Anixter will have greater flexibility to focus on and accelerate our long-term strategic priorities.”
Nate Sleeper, Partner at CD&R, said, “Anixter is an exceptionally well-positioned industrial distributor with leading market positions and differentiated capabilities that deliver strong customer value. We look forward to partnering with the outstanding management team, led by Bill Galvin, on initiatives to grow the business and further strengthen its competitive position while maintaining Anixter’s distinctive culture grounded in operational excellence, innovation, and an unwavering commitment to the company’s employees, customers, and global partners.”
It is anticipated that upon completion of the transaction, Bill Galvin, along with other members of Anixter’s executive management team, will continue to lead the company. Anixter’s Board of Directors has unanimously approved the agreement with CD&R and recommends that Anixter stockholders approve the proposed merger and merger agreement. Anixter expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and merger agreement as soon as practicable after the mailing of the proxy statement to its stockholders.
The transaction is subject to the approval of Anixter’s stockholders, regulatory approvals and other customary closing conditions. The transaction has fully committed financing and is not subject to any condition with regard to the financing. Equity financing will be provided by Clayton, Dubilier & Rice Fund X, L.P., an approximately $10 billion pool of equity capital managed by CD&R; committed debt financing has been obtained from Bank of America, J.P. Morgan, Deutsche Bank Securities Inc. and Credit Suisse. Certain stockholders of Anixter, including entities associated with Sam Zell, Chairman of the Anixter Board, which own approximately 9% of the outstanding shares of Anixter common stock, have entered into a voting agreement with CD&R, pursuant to which they have agreed, among other things, to vote their shares of Anixter common stock in favor of the merger.

Under the terms of the merger agreement, Anixter may solicit superior proposals from third parties for a period of 40 calendar days continuing through December 9, 2019. In accordance with the merger agreement, Anixter’s Board of Directors, with the assistance of its advisors, intends to solicit superior proposals during this period. In addition, Anixter may, at any time, subject to the provisions of the merger agreement, respond to unsolicited proposals that are reasonably likely to result in a superior proposal. Anixter advises that there can be no assurance that the solicitation process will result in an alternative transaction. To the extent that a superior proposal received prior to December 9, 2019 or, in certain circumstances, 10 days thereafter leads to the execution of a definitive agreement, Anixter would be obligated to pay a $45 million break-up fee to CD&R. Anixter does not intend to disclose developments with respect to this solicitation process unless and until it determines it is appropriate to do so.
Centerview Partners LLC is serving as lead financial advisor, Wells Fargo Securities, LLC is also serving as financial advisor and Sidley Austin LLP is serving as legal advisor to Anixter in connection with the transaction. BofA Securities, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Credit Suisse are serving as financial advisors to CD&R, and Debevoise & Plimpton LLP is serving as legal advisor to CD&R.

About Anixter
Anixter International is a leading global distributor of Network & Security Solutions, Electrical & Electronic Solutions and Utility Power Solutions. We help build, connect, protect, and power valuable assets and critical infrastructures. From enterprise networks to industrial MRO supply to video surveillance applications to electric power distribution, we offer full-line solutions, and intelligence, that create reliable, resilient systems that sustain businesses and communities. Through our unmatched global distribution network along with our supply chain and technical expertise, we help lower the cost, risk and complexity of our customers’ supply chains.

Anixter adds value to the distribution process by providing approximately 130,000 customers access to 1) innovative supply chain solutions, 2) nearly 600,000 products and over $1.0 billion in inventory, 3) 316 warehouses/branch locations with over 9.0 million square feet of space and 4) locations in over 300 cities in approximately 50 countries. Founded in 1957 and headquartered near Chicago, Anixter trades on the New York Stock Exchange under the symbol AXE.

Additional information about Anixter is available at www.anixter.com.

About Clayton, Dubilier & Rice, LLC
Founded in 1978, Clayton, Dubilier & Rice is a private investment firm. Since inception, CD&R has managed the investment of $28 billion in 86 companies, including numerous electrical and industrial distributors. The firm has offices in New York and London.
For more information, visit www.cdr-inc.com.

Additional Information Regarding the Merger and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Anixter International Inc. (the “Company”) or the solicitation of any vote or approval. This communication relates to the proposed merger involving the Company, CD&R Arrow Parent, LLC (“Parent”) and CD&R Arrow Merger Sub, Inc., whereby the Company will become a wholly-owned subsidiary of Parent (the “proposed merger”). The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission ("SEC"), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”), which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company may also file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement and any other documents filed with the SEC can also be obtained on the Company’s website at investors.anixter.com/financials/sec-filings or by contacting the Company’s Investor Relations Department at kevin.burns@anixter.com.

Certain Information Regarding Participants in the Solicitation
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018, filed with the SEC on February 21, 2019, and its definitive proxy statement on Schedule 14A for the 2019 annual meeting of stockholders, filed with the SEC on April 18, 2019, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such definitive proxy statement. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Forward Looking Statements
Certain information in this communication constitutes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with:

•
the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals);

•	unanticipated difficulties or expenditures relating to the proposed merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee;

•
legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed merger;

•	disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

•	potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

•	the response of customers, service providers, business partners and regulators to the announcement of the proposed merger; and

•	other factors described in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2018 filed with the SEC on February 21, 2019.
The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this communication, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Anixter Contacts:
Ted Dosch
Executive Vice President and CFO
(224) 521-4281

Kevin Burns
Senior Vice President - Investor Relations & Treasurer
(224) 521-8258

CD&R Contacts:
Thomas C. Franco
(212) 407-5225
tfranco@cdr-inc.com

Daniel G. Jacobs
(212) 407-5218
djacobs@cdr-inc.com